Calculation of Filing Fee Tables
S-3
MARINEMAX INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $.001 par value per share	457(o)
		Equity	Preferred Stock, $.001 par value per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Depositary Shares	457(o)
		Other	Warrants	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 300,000,000.00	0.0001381	$ 41,430.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 300,000,000.00		$ 41,430.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 41,430.00
Offering Note
[1]	An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices. The securities registered also include such unspecified amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock, debt securities, or warrants or settlement of any purchase contracts or units that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers additional shares of the registrant's common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, redemption, conversion, exchange or settlement of other securities or that are issued in units. Each depositary share issued hereunder will be issued under a deposit agreement, will represent an interest in a fractional share of preferred stock and will be evidenced by a depositary receipt. Each warrant will represent warrants to purchase shares of the registrant's common stock and/or any of the other securities of the registrant. Each purchase contract will represent a purchase contract to purchase the shares of the registrant's common stock and/or any of the other securities of the registrant. Each unit will represent a unit that may consist of any combination of the other securities of the registrant. Estimated solely for the purpose of calculating the registration fee. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $300,000,000. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. The registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A